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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANTS

         Set forth below are the directly and indirectly subsidiaries of Venture Holdings Company LLC, including those subsidiaries that are co-registrants. Unless otherwise indicated, all subsidiaries are wholly owned, directly or indirectly, by Venture Holdings Company LLC. Also listed below is the state or other jurisdiction of incorporation of each subsidiary, and the names under which such subsidiaries do business.

                                                  Other name(s) under which
Name                             Jurisdiction     the company does business
----                             ------------     -------------------------
Vemco, Inc.                      Michigan         Quantum Polymer Processors, Inc.
                                                  Venture Grand Blanc

Venture Industries Corporation   Michigan         n/a

Venture Mold & Engineering       Michigan         Venture Industries Technical
Corporation                                       Development Company

Venture Leasing Company          Michigan         n/a

Vemco Leasing, Inc.              Michigan         n/a

Venture Holdings Corporation     Michigan         Bailey

Venture Service Company          Michigan         Venture Holding
                                                  Venture Advanced Engineering
                                                  Venture Advanced Engineering
                                                       Group
                                                  Venture Manufacturing Group
                                                  Venture Holdings Group
                                                  Venture Mold Group
                                                  Venture Sales Group

Venture Industries Canada Ltd.   Ontario, Canada  n/a

Experience Management LLC        Michigan         Venture Management

Venture Europe, Inc.             Michigan         n/a

Venture EU Corporation           Michigan         n/a

Venture Germany GmbH             Germany          n/a

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
Venture Beteiligungs GmbH        Germany          n/a

Venture Verwaltungs GmbH         Germany          n/a

Peguform GmbH                    Germany          n/a

Peguform France S.A.             France           n/a

Peguform Bohemia a.s.            Czech Republic   n/a

Peguform Iberica                 Spain            n/a

Peguform Hella Mexico
S.A. de C.V.                     Mexico           n/a
(70% owned joint venture)

Celulosa Fabril S.A.             Spain            n/a
(50% owned joint venture)

Inerga Components S.A.           Spain            n/a

Inerga Logistics S.L.            Spain            n/a

Peguform do Brasil Ltda.         Brazil           n/a

Peguform Argentina S.A.          Argentina        n/a



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